UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 12, 2010
DEVELOPERS DIVERSIFIED REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	1-11690	34-1723097

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (216) 755-5500
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On January 12, 2010, Developers Diversified Realty Corporation (the “Company”) issued a News Release containing, among other things, an estimated range of funds from operations per share for the year ended December 31, 2009. A copy of the News Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as shall be set forth by specific reference in such filing.
Item 8.01. Other Events.
     In the News Release issued on January 12, 2010, the Company estimated that it expected funds from operations for the year ended December 31, 2009 to range between a loss of $(0.89) and $(0.92) per diluted share, and operating funds from operations for the year ended December 31, 2009 to range between $1.83 and $1.85 per diluted share. These estimates remain subject to change in connection with the completion of the Company’s financial statements for the year ended December 31, 2009.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit Number	Description
99.1	New Release dated January 12, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
By:	/s/Joan U. Allgood
Joan U. Allgood
Executive Vice President — Corporate Transactions and Governance

Date: January 12, 2010

EXHIBIT INDEX

Exhibit Number	Description
99.1	News Release dated January 12, 2010